                          KEEFE, BRUYETTE & WOODS, INC.
                              211 BRADENTON AVENUE
                             DUBLIN, OHIO 43017-3514
                            TOLL FREE: (877) 298-6520


                                 EFC BANCORP, INC.
                        OFFER TO PURCHASE FOR CASH UP TO
                      1,779,233 SHARES OF ITS COMMON STOCK
                    AT A PURCHASE PRICE NOT LESS THAN $10.00
                        NOR IN EXCESS OF $12.00 PER SHARE


           THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
                     5:00 P.M., CENTRAL TIME, ON JUNE 1, 1999,
                           UNLESS THE OFFER IS EXTENDED.


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

      EFC Bancorp, Inc., a Delaware corporation ("Company"), has appointed us to act as Dealer Manager/Information Agent in connection with its offer to purchase for cash up to 1,779,233 shares of its Common Stock, $0.01 par value per share ("Shares"), at prices not less than $10.00 nor in excess of $12.00 per Share, specified by shareholders tendering their Shares, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated April 22, 1999, and in the related Letter of Transmittal (which together constitute the "Offer").

      The Company will determine the single per Share price, not less than $10.00 nor in excess of $12.00 per Share, net to the seller in cash ("Purchase Price"), that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price that will allow it to buy 1,779,233 shares (or such lesser number of Shares as are properly tendered at prices not less than $10.00 nor in excess of $12.00 per Share). All Shares validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) will be purchased at the Purchase Price, subject to the terms and conditions of the Offer, including the proration provisions. See Section 1 of the Offer to Purchase.

      Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 1,779,233 shares are validly tendered at or below the Purchase Price and not withdrawn, the Company will buy Shares (i) from shareholders who owned beneficially as of the close of business on April 16, 1999, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who properly tender all their Shares at or below the Purchase Price, and (ii) then, on a pro rata basis, from all other shareholders who properly tender their Shares at prices at or below the Purchase Price (and do not withdraw them prior to the expiration of the Offer). See Sections 1 and 2 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED PURSUANT TO THE OFFER. SEE SECTION 6 OF THE OFFER TO PURCHASE.

      No fees or commissions will be payable to brokers, dealers or any person for soliciting tenders of Shares pursuant to the Offer other than fees paid to the Dealer Manager/Information Agent as described in the Offer to Purchase. The Company will, upon request, reimburse brokers and banks for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

      No broker, dealer, bank, trust company or fiduciary shall be deemed to be an agent of the Company, including Keefe, Bruyette & Woods, Inc. as "Dealer Manager/Information Agent," and LaSalle National Bank as "Depositary," for purposes of the Offer.

      For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

      1.    Offer to Purchase, dated April 22, 1999;

      2. Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer,

      3. The Notice of Guaranteed Delivery to be used to accept the Offer if shares and all other required documents cannot be delivered to the Depositary by the Expiration Date.

      4. Letter, dated April 22, 1999 from John J. Brittain, Chairman of the Board of the Company, to shareholders of the Company;

      5. Letter of Transmittal for your use and for the information of your clients (together with substitute Form W-9); and

      6.    A return envelope addressed to LaSalle National Bank, as Depositary.


      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON JUNE 1, 1999, UNLESS THE OFFER IS EXTENDED.

      In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

      Any inquiries you may have with respect to the Offer should be addressed to the Depositary or the Dealer Manager/Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

      Additional copies of the enclosed material may be obtained from the Dealer Manager/Information Agent by calling, toll free: (877) 298-6520.

                                          Very truly yours,


                                          KEEFE, BRUYETTE & WOODS, INC.




Enclosures

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY OF ITS AFFILIATES, THE DEALER MANAGER/INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                           NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


====================================================================================================================================
                                GIVE THE                                                            GIVE THE
                                SOCIAL SECURITY                                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT        NUMBER OF                        FOR THIS TYPE OF ACCOUNT           NUMBER OF
====================================================================================================================================
1. An individual's account      The individual                   8.  Sole proprietorship account    The owner4

2. Two or more  individuals     The  actual owner of the         9.  A valid trust, estate, or      The legal entity (do not furnish
  (joint  account)              account or, if combined funds        pension trust                  the identifying number of the
                                any one of the individuals 1                                        personal representative or
                                                                                                    trustee unless the legal entity
                                                                                                    itself is not designated in the
                                                                                                    account title.) 5

3. Husband  and wife  (joint    The  actual  owner of the       10.  Corporate account              The  corporation
   account)                     account or, if joint funds,
                                either person 1

4. Custodian account of minor   The minor2                      11.  Religious, charitable,         The organization
   (Uniform Gift to Minors                                           educational organization
   Act)                                                              account

5. Adult  and  minor  (joint    The adult or, if the minor      12.  Partnership account            The partnership
   account                      only  contributor, the minor 1       the name of the business

6. Account  in  the  name  of   The ward, minor, or             13.  Association, club or other     The organization
   guardian or committee for a  incompetent  person 3                tax-exempt organization
   designated ward, minor, or
   incompetent person

7. a. The usual  revocable      The grantor-trustee 1           14.  A broker or registered         The broker or nominee
      savings trust account                                          nominee
      (grantor is also trustee)

   b. So-called trust account   The actual owner 1              15.  Account with the               The public entity
      that is not a legal or                                         Department of Agriculture
      valid trust under State                                        in the name of a public
      law                                                            entity (such as a State or
                                                                     local government, school
                                                                     district, or prison) that
                                                                     receives agricultural
                                                                     program payments

====================================================================================================================================

1   List  first and  circle the name of the person  whose  number you  furnish.
2   Circle the minor's name and furnish the minor's social security number.
3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
4   Show the name of the owner.
5   List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                               NUMBER ON SUBSTITUTE FORM W-9

                                          PAGE 2

OBTAINING A NUMBER

   If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

   Payees specifically exempted from backup withholding on ALL payments include the following:

   o  A corporation.

   o  A financial institution.

   o An organization exempt from tax under section 501(a), or an individual retirement plan.

   o  The United States or any agency or instrumentality thereof.

   o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

   o  An international organization or any agency, or instrumentality thereof.

   o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

   o  A real estate investment trust.

   o  A common trust fund operated by a bank under section 584(A).

   o  An exempt  charitable  remainder trust, or a non-exempt trust described in section 4947(a)(l).

   o An entity registered at all times under the Investment Company Act of 1940.

   o  A foreign central bank of issue.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   o Payments to nonresident aliens subject to withholding under section 1441.

   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

   o Payments of patronage dividends where the amount received is not paid in money.

   o  Payments made by certain foreign organizations.

   o  Payments made to a nominee.

   Payments of interest not generally subject to backup withholding include the following:

   o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payee.

   o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

   o Payments described in section 6049(B)(5) to nonresident aliens.

   o  Payments on tax-free covenant bonds under section 1451.

   o  Payments made by certain foreign organizations.

   o  Payments made to a nominee.

   Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

   PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Effective January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.
Certain penalties may also apply.

PENALTIES

(1)PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS -- If you fail to include any portion of an includable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3)CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.